Exhibit 99.1

newsrelease

Headquarters Office

13737 Noel Road, Ste.100

Dallas, TX 75240

tel: 469.893.2000

fax: 469.893.8600

www.tenethealth.com

Contacts:

Media:    Steven Campanini (469) 893-6321

Investors:       Thomas Rice (469) 893-2522

Tenet Announces Results for Second Quarter Ended June 30, 2007

DALLAS – August 7, 2007 – Tenet Healthcare Corporation (NYSE:THC) today reported a  loss from continuing operations of $29 million or $0.06 per share, compared to a loss of $447 million, or $0.95 per share, in the second quarter of 2006. The loss in continuing operations in the second quarter of 2006 was substantially the result of litigation and investigation costs of $0.98 per share. Including discontinued operations, the Company reported a net loss of $30 million, or $0.06 per share, for its second quarter of 2007 compared to a net loss of $398 million, or $0.85 per share, in the second quarter of 2006.

“While patient volumes remained soft in the quarter and an increase in uninsured patients put additional pressure on our profitability, we remain confident that we are implementing strategies that have the potential to drive improved financial performance over the longer-term. To this end, we are pleased that our volume performance improved in July,” said Trevor Fetter, Tenet’s president and chief executive officer. “Volume growth and continued advances in clinical quality remain our top priorities.”

Stephen Newman, M.D., chief operating officer, said, “Our volume softness continued to be concentrated in the Florida market, where admissions declined by roughly 1,600, or more than half our total admissions decline in the quarter. An additional 18 percent of the admissions decline was generated at USC University Hospital and our two Dallas hospitals where our leases will expire on August 31. Aside from these trouble spots, we continue to hold our own in the aggregate by maintaining or growing market share despite the weak volume environment that currently characterizes much of the healthcare provider industry.”

Biggs Porter, chief financial officer, said, “While overall volumes remained sluggish, we were encouraged that the loss of commercial managed care admissions continued to moderate, declining by 2.1 percent, bringing the trend in line with our overall admissions profile, which declined by 2.2 percent. This contribution towards stabilizing our business mix is indicative of progress in the most valuable portion of our business mix. Adjusted free cash flow was effectively breakeven for the quarter and we closed the quarter with $675 million of cash and cash equivalents.”

Continuing Operations

The loss from continuing operations for the second quarter of 2007 was $29 million, or $0.06 per share, including the following four items:

1. Favorable cost report adjustments of $13 million pre-tax, $8 million after-tax before the deferred tax valuation allowance, or $0.02 per share were recorded in the second quarter of 2007. In the second quarter of 2006 we recorded favorable cost report adjustments of $4 million pre-tax, $3 million after-tax before the deferred tax valuation allowance, or $0.01 per share.

2. Impairments of long-lived assets and restructuring charges of $10 million pre-tax, $6 million after-tax before the impact of the deferred tax valuation allowance, or $0.01 per share;

3. Net unfavorable income tax adjustments of $5 million, or $0.01 per share, which includes (i) an unfavorable adjustment of $16 million to increase the Company’s valuation allowance for deferred tax assets, and (ii) a favorable adjustment of $11 million to increase the Company’s deferred tax assets related to state tax credits as a result of the enactment of recent legislation; and,

4. Stock-based compensation expense, included in salaries, wages and benefits, of $11 million pre-tax, $7 million after-tax before the deferred tax allowance, or $0.01 per share in the second quarter of 2007 compared to $11 million pre-tax, $7 million after-tax, or $0.02 per share in the second quarter of 2006.

Adjusted EBITDA

Adjusted EBITDA in the second quarter of 2007 was $156 million producing a margin of 7.0 percent, a decrease of $53 million, or 25 percent, from adjusted EBITDA of $209 million in the second quarter of 2006, and a decrease of 250 basis points from the adjusted EBITDA margin of 9.5 percent in the second quarter of 2006. Adjusted EBITDA was $345 million for continuing operations for the six months ended June 30, 2007, as compared to $426 million for the six months ended June 30, 2006.

Excluding the $7 million and $13 million adjusted EBITDA losses generated by our two Dallas hospitals whose leases expire on August 31, 2007, from the second quarter of 2007 and  the first six months of 2007, respectively, adjusted EBITDA would have been $163 million for the second quarter of 2007 and $358 million for the first six months of 2007.

Adjusted EBITDA is a non-GAAP term defined by the Company as net (loss) income before (1) interest expense, (2) taxes, (3) depreciation, (4) amortization, (5) impairment of long-lived assets and goodwill and restructuring charges net of insurance recoveries, (6) hurricane insurance recoveries net of costs, (7) costs of litigation and investigations, (8) investment earnings, (9) minority interests, (10) (loss) income from discontinued operations, (11) the cumulative effect of change in accounting principle, net of tax, and (12) net gains on the sales of investments. A reconciliation of net (loss) income to adjusted EBITDA is provided at the end of this release.

Admissions, Patient Days and Surgeries

Admissions, Patient Days, and Surgeries	Continuing Operations
	Q2’07	Q2’06	Change (%)
Admissions - Total	139,832	142,976	(2.2)
Uninsured Admissions	6,166	5,748	7.3
Uninsured Admissions /Total admissions (%)	4.4	4.0	0.4	(1)
Charity Care Admissions	2,519	2,801	(10.1)
Charity Care Admissions / Total admissions (%)	1.8	2.0	(0.2	) (1)
Commercial Managed Care Admissions	41,131	42,031	(2.1)
Commercial Admissions / Total admissions (%)	29.4	29.4	—	(1)
Commercial Managed Care Patient Days	165,241	165,704	(0.3)
Admissions through Emergency Department	75,680	75,579	0.1
ED Admissions /Total admissions (%)	54.1	52.9	1.2	(1)
Surgeries - Inpatient	43,379	44,712	(3.0)
Surgeries - Outpatient	56,305	60,185	(6.4)
Surgeries - Total	99,684	104,897	(5.0)
Patient Days - Total	693,016	710,339	(2.4)
Average Length of Stay	5.0	5.0	—
Equivalent Admissions	202,820	204,640	(0.9)
Equivalent Patient Days	998,019	1,008,689	(1.1)

(1) This change is the difference between the 2007 and 2006 amounts shown.

Admissions for the second quarter of 2007 were 139,832, a decline of 3,144 admissions, or 2.2 percent, compared to admissions of 142,976 in the second quarter of 2006.  The Company’s twelve hospitals with the largest absolute declines in admissions had aggregate admissions declines equal to the entire admissions decline of 3,144 admissions. The largest admissions decline was experienced at USC University Hospital which created 15 percent of the Company’s admissions decline in the second quarter of 2007. Our 11 Florida hospitals were responsible for 52 percent of the admissions decline in the second quarter of 2007. Excluding the impact of our Florida hospitals as well as USC and our two Dallas hospitals whose leases expire on August 31, Tenet would have reported a decline in admissions of 0.9 percent.

Commercial managed care admissions declined from 42,031 to 41,131, a decline of 900 admissions, or 2.1 percent, in the second quarter of 2007 as compared to the second quarter of 2006. Despite this decline in the commercial piece of our managed care business, total managed care admissions increased by 473, or 0.7 percent, reflecting the continuing shift from traditional government programs towards managed government programs.

Equivalent admissions were 202,820, in the second quarter of 2007, a decline of 1,820 equivalent admissions, or 0.9 percent, as compared to 204,640 equivalent admissions in the second quarter of 2006.

Uninsured admissions increased to 6,166 in the second quarter of 2007, an increase of 418, or 7.3 percent, as compared to 5,748 uninsured admissions in the second quarter of 2006. Charity care admissions declined to 2,519 in the second quarter of 2007 compared to 2,801 in the second quarter of 2006 a decrease of 282 charity admissions, or 10.1 percent.

Outpatient Visits

Outpatient Visits	Continuing Operations
	Q2’07	Q2’06	Change (%)
Total OP Visits	1,049,048	1,083,060	(3.1)
Uninsured OP Visits	113,519	113,164	0.3
Uninsured OP Visits/ Total OP Visits (%)	10.8	10.4	0.4	(1)
Charity Care OP Visits	7,121	4,920	44.7
Charity Care OP Visits / Total Visits (%)	0.7	0.5	0.2	(1)
Commercial Managed Care OP Visits	403,815	423,785	(4.7)
Commercial OP Visits / Total Visits (%)	38.5	39.1	(0.6	)(1)

(1) This change is the difference between the 2007 and 2006 amounts shown.

Outpatient visits in the second quarter of 2007 were 1,049,048, a decline of 34,012, or 3.1 percent, as compared to 1,083,060 visits in the second quarter of 2006. Factors contributing to this decline include the increasing competition the company is experiencing from physician-owned entities providing outpatient services.

The Company’s twelve hospitals with the largest absolute declines in outpatient visits had an aggregate decline equal to the Company’s entire decline of 34,012 outpatient visits. Approximately 10 percent of the second quarter’s decline in outpatient visits occurred at USC.

Revenues

Revenues	Continuing Operations
($ in Millions)	Q2’07	Q2’06	Change (%)
Net operating revenues	2,228	2,195	1.5
Revenues from the uninsured	168	132	27.3
Charity care gross charges	151	138	9.4
Provision for doubtful accounts (“Bad Debt”)	151	128	18.0
Uncompensated care (1) (2)	302	266	13.5
Uncompensated care/ (Net operating revenues plus Charity care) (1) (%)	12.7	11.4	1.3	(3)
Net patient revenue from managed care payors	1,149	1,107	3.8
Net patient revenue from commercial managed care payors	902	879	2.6

(1)  Non-GAAP measure

(2)  Defined as charity care plus provision for doubtful accounts

(3)  This percentage change is the difference between the 2007 and 2006 amounts shown

Net operating revenues from continuing operations were $2.228 billion in the second quarter of 2007, an increase of $33 million, or 1.5 percent, as compared to $2.195 billion in the second quarter of 2006.

Net patient revenue from commercial managed care payers increased by $23 million, or 2.6 percent, in the second quarter of 2007 compared to the second quarter of 2006 reflecting continued pricing increases sufficient to offset a decline in commercial managed care admissions of 2.1 percent and a decline in commercial managed care outpatient visits of 4.7 percent.

Disproportionate-share payments received under various state Medicaid programs and other state-funded subsidies provided revenues of approximately $44 million and $61 million in the second quarters of 2007 and 2006, respectively. Disproportionate-share payments were unusually high in the second quarter of 2006, as payments in the other three quarters averaged $33 million, with full year 2006 payments totaling $161 million. Disproportionate-share payments are dependent on government programs, which are subject to periodic review and policy changes.

Pricing

Pricing		Continuing Operations
		Q2’07	Q2’06	Change (%)
Net inpatient revenue per admission	($)	10,663	10,351	3.0
Net inpatient revenue per patient day	($)	2,151	2,084	3.2
Net outpatient revenue per visit	($)	636	584	8.9
Net patient revenue per equivalent admission	($)	10,640	10,321	3.1
Net patient revenue per equivalent patient day	($)	2,162	2,094	3.2

Net inpatient revenue per admission for the second quarter of 2007 was $10,663 compared to $10,351 in the second quarter of 2006, an increase of $312, or 3.0 percent.  Net outpatient revenue per visit was $636 in the second quarter of 2007 compared to $584 in the second quarter of 2006, an increase of $52, or 8.9 percent. Net patient revenue per equivalent patient day was $2,162 in the second quarter of 2007 compared to $2,094 in the second quarter of 2006, an increase of $68, or 3.2 percent.

The Company disaggregates its managed care business into two categories: (1) commercial managed care and (2) managed Medicare and managed Medicaid. In the second quarter of 2007, approximately 79 percent of managed care revenues were received in our commercial managed care business and 21 percent were received from managed Medicare and managed Medicaid. The Company recorded the same managed care business mix in the second quarter of 2006. In recent quarters the Company reported adverse shifts in business mix as the contribution to total managed care revenues from the commercial portion of our business had grown more slowly than revenues from managed government programs. In the second quarter of 2007 managed care admissions were approximately 62 percent commercial managed care and 38 percent managed Medicare and managed Medicaid compared to 64 percent and 36 percent, respectively, in the second quarter of 2006.  Managed care outpatient visits in the second quarter of 2007 were 73 percent commercial managed care and 27 percent managed Medicare and managed Medicaid compared to 76 percent and 24 percent, respectively, in the second quarter of 2006.

For our aggregate managed care portfolio, including managed government programs, net inpatient revenue per admission increased by 2.6 percent in the second quarter of 2007 as compared to the second quarter of 2006. Tenet refers to this pricing metric as “aggregate portfolio yield.”

Outpatient revenue per visit increased by 4.8 percent for our aggregate managed care portfolio in the second quarter of 2007 as compared to the second quarter of 2006.

Controllable Operating Expense

Controllable Operating Expenses		Continuing Operations
		Q2’07	Q2’06	Change (%)
Salaries, Wages & Benefits	($mm)	993	963	3.1
Supplies	($mm)	399	398	0.3
Other Operating Expenses	($mm)	529	497	6.4
Total Controllable Operating Expenses	($mm)	1,921	1,858	3.4
Controllable operating expenses per equivalent patient day	($)	1,925	1,842	4.5

Controllable operating expenses (consisting of salaries, wages and benefits, supplies, and other operating expenses) were $1.921 billion and $1.858 billion in the second quarters of 2007 and 2006, respectively, an increase of $63 million, or 3.4 percent.  Controllable operating expenses per equivalent patient day were $1,925 in the second quarter of 2007 compared to $1,842 in the second quarter of 2006, an increase of $83 million, or 4.5 percent. A portion of this increase resulted from spreading the high level of fixed costs characteristic of our business across lower patient volumes as equivalent patient days declined by 1.1 percent as compared to the second quarter of 2006.

Salaries, wages and benefits expense increased by $30 million, or 3.1 percent, largely as a result of salary increases effective October 1, 2006. Contract labor expense, which is included in salaries, wages and benefits, increased by $7 million, or 14.6 percent, to $55 million in the second quarter of 2007 from $48 million in the second quarter of 2006.

Supplies expense increased by $1 million, or 0.3 percent, compared to the second quarter of 2006. Because supplies expense tends to vary with patient volumes, the modest increase in this line item reflects the impact of lower volumes including the 5.0 percent decline in surgeries. In addition to the impact of declining volumes, we have restrained the growth in supplies expense by focusing significant effort on the efficient purchasing of various supply items through bulk and forward purchases.

“Other Operating Expenses” increased by $32 million, or 6.4 percent, to $529 million in the second quarter of 2007 as compared to $497 million in the second quarter of 2006. The primary items driving this increase were contracted services and physician fees, including payments for Emergency Department call coverage. These increases were partially offset by a decline in malpractice expense, which declined by $1 million, or 2 percent, to $48 million in the second quarter of 2007 from $49 million in the second quarter of 2006.

“Other Operating Expenses” were also negatively impacted as an increasing percentage of corporate overhead costs are allocated to continuing operations as the sales of hospitals in discontinued operations are completed. “Other Operating Expenses” also include rent expense, which was $42 million in the second quarter of 2007, an increase of $2 million, or 5 percent, over rent expense of $40 million in the second quarter of 2006.

Provision for Doubtful Accounts

		Continuing Operations
Bad Debt		Q2’07	Q2’06	Change (%)
Provision for Doubtful Accounts (“Bad Debt”)	($mm)	151	128	18.0
Bad Debt / Net Operating Revenues	(%)	6.8	5.8	1.0	(1)

(1)          This change is the difference between the 2007 and 2006 amounts shown

Provision for doubtful accounts, or bad debt expense, was $151 million for continuing operations in the second quarter of 2007, an increase of $23 million, or 18.0 percent, from the provision for doubtful accounts of $128 million in the second quarter of 2006.  Bad debt expense was 6.8 percent of net operating revenues in the second quarter of 2007 compared to 5.8 percent of net operating revenues in the second quarter of 2006.  Factors contributing to this increase included the 7.3 percent increase in uninsured admissions, higher balance-after billings and the effects of pricing.

Accounts Receivable

Accounts receivable were $1.363 billion at June 30, 2007, and $1.427 billion at March 31, 2007. Accounts receivable days outstanding for continuing operations were 52 days at June 30, 2007 unchanged from March 31, 2007 and down two days from 54 days at June 30, 2006.

Cash Flow

Cash and cash equivalents were $675 million at June 30, 2007, an increase of $91 million from $584 million at March 31, 2007.

Net cash provided by operating activities was $285 million in the second quarter of 2007.  In accordance with generally accepted accounting principles, this cash flow figure excludes capital expenditures, proceeds of asset sales, as well as certain other items.  Excluding cash used by discontinued operations of $8 million, $21 million in payments against reserves for restructuring charges, investigation costs and settlements, and $170 million in tax refunds, our cash provided by continuing operating activities would have been $144 million for the second quarter of 2007.

Total company capital expenditures in the second quarter of 2007 were $150 million, $148 million of which related to continuing operations. These capital expenditures included $16 million for the construction of our new East Side Hospital in El Paso.

Adjusted free cash flow for continuing operations was a negative $4 million in the second quarter of 2007 compared to a positive $86 million in the second quarter of 2006.

“Adjusted free cash flow,” is a non-GAAP term defined by the Company as cash provided by (used in) operating activities after adding back: (1) capital expenditures in continuing operations; (2) new hospital construction expenditures; (3) payments against reserves for restructuring charges; (4) litigation costs and settlement payments; (5) cash flow from discontinued operations; and (6) income tax refunds (payments). A reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities is provided at the end of this release.

Significant cash flow items excluded from the above definition of adjusted free cash flow included $9 million from the sale of Lindy Boggs Medical Center in New Orleans in May, 2007, and the $36 million purchase of Coastal Carolina Medical Center in Hardeeville, S. C., which closed on June 30, 2007.

The sales of Roxborough Memorial Hospital and Warminster Hospital, both in the Philadelphia area, closed in early July, 2007, and the cash proceeds of $16 million will therefore be reported in our third quarter cash flows.

Liquidity

Total debt was $4.786 billion at June 30, 2007, an increase of $2 million from total debt on March 31, 2007, of $4.784 billion.  Net debt, a non-GAAP measure defined as total debt, of $4.786 billion, less cash and cash equivalents of $675 million, was $4.111 billion at June 30, 2007, compared to $4.200 billion at March 31, 2007.

Income Taxes

The income tax benefit of $4 million in the second quarter of 2007 related to continuing operations includes (i) an unfavorable adjustment of $16 million to increase the Company’s valuation allowance for deferred tax assets, and (ii) a favorable adjustment of $11 million to increase the Company’s deferred tax assets related to state tax credits as a result of the enactment of recent legislation.

Discontinued Operations

The loss from discontinued operations for the second quarter of 2007 was $1 million after-tax, or zero cents per share.

Outlook for 2007

As a result of volume losses in the first six months of 2007, the resultant impact on our profitability, and the expectation of no better than a moderate reversal of these volume trends in the second half of 2007, we are reducing our 2007 Outlook for adjusted EBITDA to the range of $675 to $725 million.

The required reconciliation from GAAP terms to the Outlook for adjusted EBITDA is provided in Table #3 at the end of this document.

Management’s Webcast Discussion of Second Quarter Results and Outlook

Tenet management will discuss second quarter 2007 results on a webcast scheduled to begin at 11:00 AM (ET) on August 7, 2007. This webcast may be accessed through Tenet’s website at www.tenethealth.com.

Tenet Healthcare Corporation, through its subsidiaries, owns and operates acute care hospitals and related health care services.   Tenet’s hospitals aim to provide the best possible care to every patient who comes through their doors, with a clear focus on quality and service.  Tenet can be found on the World Wide Web at www.tenethealth.com.

# # #

Some of the statements in this release may constitute forward-looking statements.  Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended Dec. 31, 2006, our quarterly reports on Form 10-Q and periodic reports on Form 8-K.  Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated.  We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Three Months Ended June 30,
(Dollars in millions except per share amounts)	2007	%	2006	%	Change

Net operating revenues	$2,228	100.0%	$2,195	100.0%	1.5%
Operating expenses:
Salaries, wages and benefits	(993)	(44.6)%	(963)	(43.9)%	3.1%
Supplies	(399)	(17.9)%	(398)	(18.1)%	0.3%
Provision for doubtful accounts	(151)	(6.8)%	(128)	(5.8)%	18.0%
Other operating expenses, net	(529)	(23.7)%	(497)	(22.6)%	6.4%
Depreciation	(81)	(3.6)%	(76)	(3.5)%	6.6%
Amortization	(8)	(0.4)%	(6)	(0.3)%	33.3%
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(10)	(0.4)%	(27)	(1.2)%
Hurricane insurance recoveries, net of costs	—	—	13	0.6%
Litigation and investigations (costs) benefit	1	—	(728)	(33.2)%
Operating income (loss)	58	2.6%	(615)	(28.0)%
Interest expense	(105)		(101)
Investment earnings	15		17
Minority interests	(1)		—
Loss from continuing operations, before income taxes	(33)		(699)
Income tax benefit	4		252
Loss from continuing operations, before discontinued operations	(29)		(447)
Discontinued operations:
Loss from operations	—		(21)
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(1)		(101)
Hurricane insurance recoveries, net of costs	—		194
Litigation settlements, net of insurance recoveries	—		(21)
Net gain (loss) on sales of facilities	2		(1)
Income tax expense	(2)		(1)
Income (loss) from discontinued operations, net of tax	(1)		49
Net loss	$(30)		$(398)
Diluted earnings (loss) per common share and common equivalent share:
Continuing operations	$(0.06)		$(0.95)
Discontinued operations	—		0.10
	$(0.06)		$(0.85)

Weighted average shares outstanding (in thousands):	473,212		470,608

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions except per share amounts)	2007	%	2006	%	Change

Net operating revenues	$4,507	100.0%	$4,405	100.0%	2.3%
Operating expenses:
Salaries, wages and benefits	(2,012)	(44.6)%	(1,944)	(44.1)%	3.5%
Supplies	(807)	(17.9)%	(809)	(18.3)%	(0.2)%
Provision for doubtful accounts	(292)	(6.5)%	(249)	(5.7)%	17.3%
Other operating expenses, net	(1,051)	(23.3)%	(977)	(22.1)%	7.6%
Depreciation	(162)	(3.6)%	(152)	(3.5)%	6.6%
Amortization	(16)	(0.3)%	(12)	(0.3)%	33.3%
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(13)	(0.3)%	(56)	(1.3)%
Hurricane insurance recoveries, net of costs	—	—	10	0.2%
Litigation and investigations (costs) benefit	2	—	(744)	(16.9)%
Operating income (loss)	156	3.5%	(528)	(12.0)%
Interest expense	(211)		(203)
Investment earnings	26		34
Minority interests	(3)		(1)
Net gains on sales of investments	—		2
Loss from continuing operations, before income taxes	(32)		(696)
Income tax benefit	96		248
Income (loss) from continuing operations, before discontinued operations and cumulative effect of change in accounting principle	64		(448)
Discontinued operations:
Loss from operations	(21)		(18)
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(10)		(76)
Hurricane insurance recoveries, net of costs	—		193
Litigation settlements, net of insurance recoveries	—		24
Net gain (loss) on sales of facilities	1		(1)
Income tax (expense) benefit	11		(4)
Income (loss) from discontinued operations, net of tax	(19)		118
Income (loss) before cumulative effect of change in accounting principle	45		(330)
Cumulative effect of change in accounting principle, net of tax	—		2
Net income (loss)	$45		$(328)
Diluted earnings (loss) per common share and common equivalent share:
Continuing operations	$0.13		$(0.95)
Discontinued operations	(0.04)		0.25
Cumulative effect of change in accounting principle, net of tax	—		—
	$0.09		$(0.70)
Weighted average shares and dilutive securities (if applicable) outstanding (in thousands):
Basic	472,729		470,338
Diluted	474,514		470,338

TENET HEALTHCARE CORPORATION

BALANCE SHEET DATA

(Unaudited)

	June 30,	December 31,
(Dollars in Millions)	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$675	$784
Investments in marketable debt securities	39	39
Accounts receivable, less allowance for doubtful accounts	1,363	1,413
Inventories of supplies, at cost	184	184
Income tax receivable	3	171
Deferred income taxes	63	69
Assets held for sale	66	119
Other current assets	215	246
Total current assets	2,608	3,025
Investments and other assets	417	383
Property and equipment, at cost, less accumulated depreciation and amortization	4,354	4,299
Goodwill	603	601
Other intangible assets, at cost, less accumulated amortization	271	231
Total assets	$8,253	$8,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$22	$22
Accounts payable	642	775
Accrued compensation and benefits	333	390
Professional and general liability reserves	140	145
Accrued interest payable	136	130
Accrued legal settlement costs	93	71
Other current liabilities	477	392
Total current liabilities	1,843	1,925
Long-term debt, net of current portion	4,764	4,760
Professional and general liability reserves	577	586
Accrued legal settlement costs	207	251
Other long-term liabilities and minority interests	631	646
Deferred income taxes	82	107
Total liabilities	8,104	8,275
Commitments and contingencies
Shareholders’ equity:
Common stock	26	26
Additional paid-in capital	4,391	4,372
Accumulated other comprehensive loss	(46)	(45)
Accumulated deficit	(2,743)	(2,610)
Less common stock in treasury, at cost	(1,479)	(1,479)
Total shareholders’ equity	149	264
Total liabilities and shareholders’ equity	$8,253	$8,539

TENET HEALTHCARE CORPORATION

CASH FLOW DATA

(Unaudited)

	Six Months Ended
	June 30,
(Dollars in Millions)	2007	2006
Net income (loss)	$45	$(328)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	178	164
Provision for doubtful accounts	292	249
Deferred income tax benefit	—	(85)
Stock-based compensation charges	21	22
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	13	56
Litigation and investigations costs (benefit)	(2)	744
Pre-tax (income) loss from discontinued operations	30	(122)
Cumulative effect of change in accounting principle	—	(2)
Other items	(8)	10
Increases (decreases) in cash from changes in operating assets and liabilities:
Accounts receivable	(304)	(216)
Inventories and other current assets	7	(39)
Income taxes	60	(163)
Accounts payable, accrued expenses and other current liabilities	(197)	(238)
Other long-term liabilities	15	20
Payments against reserves for restructuring charges and litigation costs and settlements	(28)	(664)
Net cash provided by (used in) operating activities from discontinued operations, excluding income taxes	9	(49)
Net cash provided by (used in) operating activities	131	(641)
Cash flows from investing activities:
Purchases of property and equipment:
Continuing operations	(231)	(213)
Discontinued operations	(3)	(30)
Purchase of business, net of cash acquired	(36)	—
Construction of new hospitals	(27)	—
Proceeds from sales of facilities – discontinued operations	47	15
Proceeds from sales of marketable securities, long-term investments and other assets	447	15
Purchases of marketable securities	(434)	(6)
Insurance recoveries for property damage	—	36
Other items, net	(4)	17
Net cash used in investing activities	(241)	(166)
Cash flows from financing activities:
Payments on borrowings	—	(1)
Other items, net	1	3
Net cash provided by financing activities	1	2
Net decrease in cash and cash equivalents	(109)	(805)
Cash and cash equivalents at beginning of period	784	1,373
Cash and cash equivalents at end of period	$675	$568
Supplemental disclosures:
Interest paid, net of capitalized interest	$(191)	$(189)
Income tax (payments) refunds, net	$168	$(3)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Three and Six Months Ended June 30, 2007 and 2006

(Unaudited)

(Dollars in millions except per patient day,	Three Months Ended June 30,				Six Months Ended June 30,
per admission and per visit amounts)	2007	2006	Change		2007	2006	Change

Net inpatient revenues	$1,491	$1,480	0.7%		$3,031	$3,016	0.5%
Net outpatient revenues	$667	$632	5.5%		$1,324	$1,238	6.9%

Number of general hospitals (at end of period)	58	57	1.0	*	58	57	1.0	*
Licensed beds (at end of period)	15,081	15,047	0.2%		15,081	15,047	0.2%
Average licensed beds	14,990	15,069	(0.5)%		14,972	15,092	(0.8)%
Utilization of licensed beds	50.8%	51.8%	(1.0)%	*	53.1%	54.2%	(1.1)%	*
Patient days	693,016	710,339	(2.4)%		1,438,667	1,480,478	(2.8)%
Equivalent patient days	998,019	1,008,689	(1.1)%		2,045,955	2,078,536	(1.6)%
Net inpatient revenue per patient day	$2,151	$2,084	3.2%		$2,107	$2,037	3.4%
Admissions	139,832	142,976	(2.2)%		288,200	293,855	(1.9)%
Equivalent admissions	202,820	204,640	(0.9)%		412,394	415,743	(0.8)%
Net inpatient revenue per admission	$10,663	$10,351	3.0%		$10,517	$10,264	2.5%
Average length of stay (days)	5.0	5.0	—	*	5.0	5.0	—	*
Surgeries	99,684	104,897	(5.0)%		199,591	210,595	(5.2)%
Net outpatient revenue per visit	$636	$584	8.9%		$625	$568	10.0%
Outpatient visits	1,049,048	1,083,060	(3.1)%		2,118,724	2,179,106	(2.8)%

Sources of net patient revenue
Medicare	25.1%	26.8%	(1.7)%	*	26.2%	27.5%	(1.3)%	*
Medicaid	8.9%	9.3%	(0.4)%	*	7.9%	8.7%	(0.8)%	*
Managed care governmental	11.4%	10.8%	0.6%	*	12.1%	10.6%	1.5%	*
Managed care commercial	41.7%	41.6%	0.1%	*	41.6%	41.4%	0.2%	*
Indemnity, self-pay and other	12.9%	11.5%	1.4%	*	12.2%	11.8%	0.4%	*

* This change is the difference between the 2007 and 2006 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2007 by Calendar Quarter

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per share amounts)	3/31/07	6/30/07	6/30/07

Net operating revenues	$2,279	$2,228	$4,507
Operating expenses:
Salaries, wages and benefits	(1,019)	(993)	(2,012)
Supplies	(408)	(399)	(807)
Provision for doubtful accounts	(141)	(151)	(292)
Other operating expenses	(522)	(529)	(1,051)
Depreciation	(81)	(81)	(162)
Amortization	(8)	(8)	(16)
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(3)	(10)	(13)
Costs of litigation and investigations	1	1	2
Operating income	98	58	156
Interest expense	(106)	(105)	(211)
Investment earnings	11	15	26
Minority interests	(2)	(1)	(3)
Income (loss) from continuing operations, before income taxes	1	(33)	(32)
Income tax benefit	92	4	96
Income (loss) from continuing operations, before discontinued operations	93	(29)	64
Discontinued operations:
Loss from operations	(21)	—	(21)
Impairment of long-lived assets and goodwill, and restructuring charges	(9)	(1)	(10)
Net gain (loss) on sales of facilities	(1)	2	1
Income tax (expense) benefit	13	(2)	11
Loss from discontinued operations, net of tax	(18)	(1)	(19)
Net income (loss)	$75	$(30)	$45
Diluted earnings (loss) per common share and common equivalent share:
Continuing operations	$0.20	$(0.06)	$0.13
Discontinued operations	(0.04)	—	(0.04)

	$0.16	$(0.06)	$0.09
Weighted average shares and dilutive securities (if applicable) outstanding (in thousands):
Basic	472,136	473,212	472,729
Diluted	474,326	473,212	474,514

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2007 by Calendar Quarter

(Unaudited)

(Dollars in millions except per patient day, per admission and per visit amounts)	Three Months Ended		Six Months Ended
	3/31/07	6/30/07	6/30/07

Net inpatient revenues	$1,540	$1,491	$3,031
Net outpatient revenues	$657	$667	$1,324

Number of general hospitals (at end of period)	57	58	58
Licensed beds (at end of period)	14,957	15,081	15,081
Average licensed beds	14,953	14,990	14,972
Utilization of licensed beds	55.4%	50.8%	53.1%
Patient days	745,651	693,016	1,438,667
Equivalent patient days	1,047,936	998,019	2,045,955
Net inpatient revenue per patient day	$2,065	$2,151	$2,107
Admissions	148,368	139,832	288,200
Equivalent admissions	209,574	202,820	412,394
Net inpatient revenue per admission	$10,380	$10,663	$10,517
Average length of stay (days)	5.0	5.0	5.0
Surgeries	99,907	99,684	199,591
Net outpatient revenue per visit	$614	$636	$625
Outpatient visits	1,069,676	1,049,048	2,118,724

Sources of net patient revenue
Medicare	27.2%	25.1%	26.2%
Medicaid	6.9%	8.9%	7.9%
Managed care governmental	12.8%	11.4%	12.1%
Managed care commercial	41.6%	41.7%	41.6%
Indemnity, self-pay and other	11.5%	12.9%	12.2%

TENET HEALTHCARE CORPORATION

CONSOLIDATED OPERATIONS DATA

Fiscal 2006 by Calendar Quarter

(Unaudited)

	Three Months Ended				Year Ended
(Dollars in millions except per share amounts)	3/31/06	6/30/06	9/30/06	12/31/06	12/31/06

Net operating revenues	$2,210	$2,195	$2,117	$2,179	$8,701
Operating expenses:
Salaries, wages and benefits	(981)	(963)	(953)	(986)	(3,883)
Supplies	(411)	(398)	(386)	(392)	(1,587)
Provision for doubtful accounts	(121)	(128)	(157)	(124)	(530)
Other operating expenses	(480)	(497)	(513)	(524)	(2,014)
Depreciation	(76)	(76)	(77)	(84)	(313)
Amortization	(6)	(6)	(6)	(11)	(29)
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	(29)	(27)	(1)	(323)	(380)
Hurricane insurance recoveries, net of costs	(3)	13	4	—	14
Costs of litigation and investigations	(16)	(728)	(7)	(15)	(766)
Operating income (loss)	87	(615)	21	(280)	(787)
Interest expense	(102)	(101)	(104)	(102)	(409)
Investment earnings	17	17	15	13	62
Minority interests	(1)	—	(1)	(2)	(4)
Net gains on sales of investments	2	—	—	3	5
Income (loss) from continuing operations, before income taxes	3	(699)	(69)	(368)	(1,133)
Income tax (expense) benefit	(4)	252	39	(25)	262
Loss from continuing operations, before discontinued operations and cumulative effect of change in accounting principle	(1)	(447)	(30)	(393)	(871)
Discontinued operations:
Income (loss) from operations of asset group	3	(21)	(17)	(23)	(58)
Hurricane insurance recoveries, net of costs	(1)	194	(6)	(1)	186
Impairment of long-lived assets and goodwill, and restructuring charges, net of insurance recoveries	25	(101)	—	(23)	(99)
Litigation settlements, net of insurance recoveries	45	(21)	—	11	35
Net gain (loss) on sales of facilities	—	(1)	3	13	15
Income tax (expense) benefit	(3)	(1)	(39)	30	(13)
Income (loss) from discontinued operations, net of tax	69	49	(59)	7	66
Income (loss) before cumulative effect of change in accounting principle	68	(398)	(89)	(386)	(805)
Cumulative effect of change in accounting principle, net of tax	2	—	—	—	2
Net income (loss)	$70	$(398)	$(89)	$(386)	$(803)
Diluted earnings (loss) per common share and common equivalent share:
Continuing operations	$—	$(0.95)	$(0.06)	$(0.83)	$(1.85)
Discontinued operations	0.15	0.10	(0.13)	0.01	0.14
Cumulative effect of change in accounting principle, net of tax	—	—	—	—	—
	$0.15	$(0.85)	$(0.19)	$(0.82)	$(1.71)
Weighted average shares outstanding (in thousands):	470,069	470,608	471,227	471,484	470,847

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING HOSPITALS

Fiscal 2006 by Calendar Quarter

(Unaudited)

					Year
(Dollars in millions except per patient day, per admission	Three Months Ended				Ended
and per visit amounts)	3/31/06	6/30/06	9/30/06	12/31/06	12/31/06
Net inpatient revenues	$1,536	$1,480	$1,418	$1,494	$5,928
Net outpatient revenues	$606	$632	$623	$622	$2,483

Number of general hospitals (at end of period)	57	57	57	57	57
Licensed beds (at end of period)	15,114	15,047	14,941	14,941	14,941
Average licensed beds	15,114	15,069	14,967	14,941	15,023
Utilization of licensed beds	56.6%	51.8%	50.5%	51.3%	52.5%
Patient days	770,139	710,339	695,656	705,249	2,881,383
Equivalent patient days	1,069,847	1,008,689	990,535	997,836	4,066,907
Net inpatient revenue per patient day	$1,994	$2,084	$2,038	$2,118	$2,057
Admissions	150,879	142,976	141,203	143,110	578,168
Equivalent admissions	211,103	204,640	202,489	203,830	822,062
Net inpatient revenue per admission	$10,180	$10,351	$10,042	$10,440	$10,253
Average length of stay (days)	5.1	5.0	4.9	4.9	5.0
Surgeries	105,698	104,897	101,089	99,480	411,164
Net outpatient revenue per visit	$553	$584	$593	$592	$580
Outpatient visits	1,096,046	1,083,060	1,050,600	1,051,106	4,280,812

Sources of net patient revenue
Medicare	28.3%	26.8%	24.7%	26.3%	26.5%
Medicaid	8.2%	9.3%	8.4%	8.9%	8.7%
Managed care governmental	10.5%	10.8%	11.6%	11.9%	11.2%
Managed care commercial	41.1%	41.6%	42.7%	40.5%	41.4%
Indemnity, self-pay and other	11.9%	11.5%	12.6%	12.4%	12.2%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the company as net income (loss) before (1) interest expense, (2) taxes, (3) depreciation, (4) amortization, (5) impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries, (6) hurricane insurance recoveries, net of costs, (7) costs of litigation and investigations, (8) investment earnings, (9) minority interests, (10) income (loss) from discontinued operations, net of tax, (11) cumulative effect of change in accounting principle, net of tax, and (12) net gains on sales of investments. Adjusted EBITDA is not comparable to EBITDA reported by other companies.

The company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss). Because adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly investors are encouraged to use GAAP measures when evaluating the company’s financial performance.

The reconciliation of net income (loss), the most comparable GAAP term, to adjusted EBITDA, is set forth in the following table for the three and six months ended June 30, 2007 and 2006.

(2) Reconciliation of Adjusted Free Cash Flow

Adjusted free cash flow, a non-GAAP term, is defined by the company as cash flow provided by (used in) operating activities less capital expenditures in continuing operations, new hospital construction expenditures, income tax refunds (payments), cash flows from discontinued operations, and payments against reserves for restructuring charges and litigation costs and settlements. The company believes the use of adjusted free cash flow is meaningful as the use of this financial measure provides the company and the users of its financial statements with supplemental information about the impact on the company’s cash flows from the items specified above. The company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its cash flows, some of which are recurring. The company uses this information in its analysis of its cash flows excluding items that it does not consider relevant to the liquidity of its hospitals in continuing operations or that relate to capital expenditures for construction. Adjusted free cash flow is a measure of liquidity that management uses in its business as an alternative to net cash provided by (used in) operating activities. Because adjusted free cash flow excludes many items that are included in our financial statements, it does not provide a complete measure of our liquidity. Accordingly, investors are encouraged to use GAAP measures when evaluating the company’s financial performance or liquidity.

The reconciliation of net cash provided by (used) in operating activities, the most comparable GAAP term, to adjusted free cash flow is set forth in the second table below for the three and six months ended June 30, 2007 and 2006.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA

Dollars in Millions

(Unaudited)

	Three Months
	Ended		Six Months Ended
	June 30,		June 30,
(Dollars in millions)	2007	2006	2007	2006
Net income (loss)	$(30)	$(398)	$45	$(328)
Less: Cumulative effect of change in accounting principle, net of tax	—	—	—	2
Income (loss)from discontinued operations, net of tax	(1)	49	(19)	118
Income (loss) from continuing operations	(29)	(447)	64	(448)
Income tax (expense) benefit	4	252	96	248
Net gains on sale of investments	—	—	—	2
Minority interests	(1)	—	(3)	(1)
Investment earnings	15	17	26	34
Interest expense	(105)	(101)	(211)	(203)
Operating income (loss)	58	(615)	156	(528)
Litigation and investigations (costs) benefit	1	(728)	2	(744)
Hurricane insurance recoveries, net of costs	—	13	—	10
Impairment of long-lived assets and goodwill and restructuring charges, net of insurance recoveries	(10)	(27)	(13)	(56)
Amortization	(8)	(6)	(16)	(12)
Depreciation	(81)	(76)	(162)	(152)
Adjusted EBITDA	$156	$209	$345	$426

Net operating revenues	$2,228	$2,195	$4,507	$4,405
Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	7.0%	9.5%	7.7%	9.7%

Additional Supplemental Non-GAAP Disclosures

Table #2 -  Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,
(Dollars in millions)	2007	2006	2007	2006
Net provided by (used in) in operating activities	$285	$(320)	$131	$(641)
Less:
Income tax (payments) refunds, net	170	—	168	(3)
Payments against reserves for restructuring charges and litigation
costs and settlements	(21)	(489)	(28)	(664)
Cash provided by (used in) operating activities from discontinued operations	(8)	(35)	9	(49)
Adjusted net cash provided by (used in) operating activities	144	204	(18)	75
Purchases of property and equipment – continuing operations	(132)	(118)	(231)	(213)
Construction of new hospitals	(16)	—	(27)	—
Adjusted free cash flow - continuing operations	$(4)	$86	$(276)	$(138)

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP Disclosures
Table #3 - Reconciliation of Outlook Adjusted EBITDA
to Outlook Net Loss for Year Ended December 31, 2007
Dollars in Millions
(Unaudited)

	Low	High
Net loss	$(53)	$(3)
Less: Loss from discontinued operations, net of tax*	(32)	(32)
Income (loss) from continuing operations	(21)	29
Income tax benefit	85	85
Loss from continuing operations, before income taxes	(106)	(56)
Interest expense, net	(400)	(400)
Operating income	294	344
Litigation and investigations benefit*	2	2
Impairment of long-lived assets and goodwill and restructuring charges*	(13)	(13)
Depreciation and amortization	(370)	(370)
Adjusted EBITDA	$675	$725

* Management is not providing a forecast of these items for the remainder of 2007